                          SECURITIES AND EXCHANGE COMMISSION


                               WASHINGTON, D.C.  20549


                            -----------------------------


                                      FORM 8-K/A
                                   AMENDMENT NO. 1

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported)  July 1, 1996


                                FIBREBOARD CORPORATION
                                ----------------------
                  (exact name of registrant as specified in charter)



           Delaware                0-016951            94-0751580
     -----------------------------------------------------------------
    (State or other jurisdic-     (Commission      (IRS Employer Iden-
      tion of incorporation)       file number)        tification No.)



              2121 North California Blvd., #560, Walnut Creek, CA  94596
           ----------------------------------------------------------
                       (Address of principal executive offices)


                                    (510) 274-0700
                                    --------------
                 (Registrant's telephone number, including area code)



                                         None
                ------------------------------------------------
            (Former name or former address, if changed since last report)

    The undersigned registrant hereby amends the following items of its Current Report on Form 8-K dated July 1, 1996:


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF STONE PRODUCTS CORPORATION:

                                                                    Page
                                                                    ----

Report of Independent Accountants                                    4
Consolidated Balance Sheets as of March 31, 1996 and 1995            5
Consolidated Statements of Income and Retained Earnings for
   the years ended March 31, 1996 and 1995                           6
Consolidated Statements of Cash Flows for the years ended
   March 31, 1996 and 1995                                           7
Notes to Consolidated Financial Statements                           8


(b)  UNAUDITED PRO FORMA FINANCIAL INFORMATION:


Pro Forma Combined Balance Sheet as of March 31, 1996               20
Pro Forma Combined Income Statement for the twelve
    month period ended December 31, 1995                            21
Pro Forma Combined Income Statement for the three
    month period ended March 31, 1996                               22
Notes to Pro Forma Combined Financial Statements                    23



(c)  EXHIBITS:

Exhibit 23    Consent of Price Waterhouse LLP                       25

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    FIBREBOARD CORPORATION
                                     ----------------------
                                         (Registrant)



Dated:  August 8, 1996       By:  /s/  Garold E. Swan
                                  --------------------------------
                                     Garold E. Swan
                                     Vice President and Controller

                          REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
and Shareholders of Stone Products Corporation


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Stone Products Corporation and its subsidiary at March 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PRICE WATERHOUSE LLP

San Francisco, California
June 12, 1996


STONE PRODUCTS CORPORATION

CONSOLIDATED BALANCE SHEETS
- ---------------------------------------------------------------------------------------
                                                                    MARCH 31,
                                                              1996             1995

ASSETS
Current assets:
  Cash                                                    $    20,400      $    29,900
  Accounts receivable, net                                  6,926,200        5,074,300
  Inventories                                               5,089,300        4,730,200
  Other current assets                                      1,241,700          693,200
                                                          -----------       ----------
         Total current assets                              13,277,600       10,527,600

Property, plant and equipment, net                          4,445,600        2,473,000
Goodwill and other intangible assets, net                   6,385,800        6,668,500
Other assets                                                  183,400          441,500
                                                          -----------       ----------

                                                          $24,292,400      $20,110,600
                                                          -----------       ----------
                                                          -----------       ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term bank borrowings                               $3,028,600       $3,757,500
  Accounts payable                                          3,272,000        2,270,100
  Accrued liabilities                                       2,363,000        1,848,700
  Current portion of long-term debt                           809,700          772,600
                                                          -----------       ----------


         Total current liabilities                          9,473,300        8,648,900

Long-term debt, less current portion                        1,082,200        1,866,000
Deferred income taxes, less current portion                   105,100          101,600
                                                          -----------       ----------

         Total liabilities                                 10,660,600       10,616,500
                                                          -----------       ----------

Commitments and contingencies

Shareholders' equity:
  Preferred stock - Series A, no par value, 1,000,000
    shares authorized, 56,000 issued and outstanding        8,000,000        8,000,000
  Preferred stock - Series B, no par value, 8,888
    authorized, issued and outstanding                      2,463,700
  Common stock, no par value, 1,000,000 shares
    authorized, 24,000 issued and outstanding                   1,000            1,000
  Retained earnings                                         3,167,100        1,493,100
                                                          -----------       ----------

         Total shareholders' equity                        13,631,800        9,494,100
                                                          -----------       ----------

                                                          $24,292,400      $20,110,600
                                                          -----------       ----------
                                                          -----------       ----------



          See accompanying notes to the consolidated financial statements.


STONE PRODUCTS CORPORATION

CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
- ---------------------------------------------------------------------------------------
                                                               YEAR ENDED MARCH 31,
                                                             1996               1995
Net sales                                                 $34,073,800      $25,517,600
Cost of sales                                              18,375,500       13,076,400
                                                          -----------       ----------
Gross profit                                               15,698,300       12,441,200
                                                          -----------       ----------
Costs and expenses:
  Selling                                                   5,838,100        4,454,400
  Distribution and transportation                           3,318,000        2,859,200
  General and administrative                                2,953,300        2,055,100
  Amortization                                                291,300          222,500
  Non-competition agreements                                  340,000          310,000
  Royalty income                                              (80,400)
  Interest expense                                            332,700          549,500
  Interest income                                             (31,900)         (49,800)
  Other (income) expense, net                                 (83,800)          21,800
                                                          -----------       ----------
                                                           12,877,300       10,422,700
                                                          -----------       ----------
Income before income taxes                                  2,821,000        2,018,500
Provision for income taxes                                  1,147,000          856,200
                                                          -----------       ----------
Net income                                                  1,674,000        1,162,300
Retained earnings, beginning of year                        1,493,100          330,800
                                                          -----------       ----------
Retained earnings, end of year                            $3,167,100        $1,493,100
                                                          -----------       ----------
                                                          -----------       ----------




          See accompanying notes to the consolidated financial statements.


STONE PRODUCTS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
- -------------------------------------------------------------------------------------------------
                                                                           YEAR ENDED MARCH 31,
                                                                               1996         1995

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                $1,674,000  $1,162,300
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Amortization of goodwill and other intangible assets                       297,300     292,300
  Depreciation                                                               695,500     560,700
  Loss on write-off of equipment                                               2,600
  Deferred income taxes                                                     (164,700)     32,600
  Non-cash compensation expense                                              430,000
  Changes in assets and liabilities, net of amounts acquired:
    Accounts receivable                                                   (1,851,900)   (916,600)
    Inventories                                                             (359,100)   (440,600)
    Other current assets                                                    (548,500)   (125,800)
    Other assets                                                             258,100     104,700
    Accounts payable                                                       1,001,900     640,500
    Accrued liabilities                                                      252,500     (35,300)
                                                                         -----------  ----------
         Cash flows provided by operating activities                       1,687,700   1,274,800
                                                                         -----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capitalized trademark costs                                                (14,600)
  Purchase of Carriage Hill Stone
    Company, net of cash acquired                                                       (238,700)
  Purchase of equipment                                                   (2,670,700)   (801,300)
                                                                         -----------  ----------
         Cash flows used in investing activities                          (2,685,300) (1,040,000)
                                                                         -----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of preferred stock, net of issuance costs         2,463,700
  Proceeds from long-term debt                                                            73,600
  Payments of long-term debt                                                (746,700) (1,074,100)
  Proceeds from (payment on) short-term bank borrowings                     (728,900)    794,000
                                                                         -----------  ----------
         Cash flows provided by (used in) financing activities               988,100    (206,500)
                                                                         -----------  ----------
Net change in cash                                                            (9,500)     28,300
Cash at beginning of year                                                     29,900       1,600
                                                                         -----------  ----------
Cash at end of year                                                          $20,400     $29,900
                                                                         -----------  ----------
                                                                         -----------  ----------



          See accompanying notes to the consolidated financial statements.

STONE PRODUCTS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

1.  ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION AND OPERATIONS

    On August 28, 1991, Saxum House, Limited purchased from the former shareholders of Stucco Stone Products, Inc. all of their outstanding common stock. The Company was subsequently renamed Stone Products Corporation (the "Company"). The Company manufactures precast stone products and sells its products worldwide, mainly to the construction industry.

    The Company sells the majority of its products within the United States. Such sales represented 83% of net sales for the year ended March 31, 1996. Sales within California represented 20% of net sales during fiscal 1996. The Company also sells its products in foreign markets through distributors. Sales to the Company's sole distributor in Japan, Kowa Company, Ltd. ("Kowa"), represented 10% of net sales for the year ended March 31, 1996 (Note 10).

    PRINCIPLES OF CONSOLIDATION
    The consolidated financial statements include the accounts of Stone Products Corporation and its wholly-owned subsidiary, Carriage Hill Stone Company. All material intercompany transactions and balances have been eliminated in consolidation.

    ACQUISITIONS AND INVESTMENTS
    As part of the purchase of Stucco Stone Products, Inc., the Company entered into non-compete agreements with several former shareholders/key employees which require the Company to pay a total of $1,500,000 in consideration for the former shareholders/key employees' agreement not to compete with the Company for a period of five years. This amount is payable in five equal annual installments each August 28.

    In June 1993, the Company entered into a joint venture agreement with Industrias Perdura to form Perdura Stone, a company incorporated in Mexico. Perdura Stone manufactures and markets Cultured Stone-Registered Trademark-products in Mexico. At March 31, 1996 and 1995, the Company's 40% equity interest in Perdura Stone totaled $162,900, which represents the value of molds and technology contributed to the joint venture. The Company believes the devaluation of the Mexican peso has not significantly impacted the carrying value of this investment.

    In March 1995, the Company acquired all of the outstanding capital stock of Carriage Hill Stone Company ("Carriage Hill"), a company incorporated in Ohio, for $300,000 cash. Carriage Hill manufactures and markets stone products which have commercial and residential applications. The acquisition was accounted for using the purchase method, accordingly, the purchase price was allocated to assets acquired and liabilities assumed based upon their relative estimated fair value. The excess of the purchase price over the estimated fair value of the net assets acquired of $130,000 was recorded as goodwill. The Company also entered into a seven-year non-compete agreement with the former shareholders of Carriage Hill which requires the Company to pay a total of $210,000 to the former shareholders. This amount is payable in seven equal annual installments each March 1.

STONE PRODUCTS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

    SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

    CONCENTRATION OF CREDIT RISK
    The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. Reserves are maintained for potential credit losses; to date, such losses have been insignificant and within management's expectations.

    INVENTORIES
    Raw materials and finished goods are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method. Molds used in the manufacturing process are included in inventory at cost, and are generally amortized to cost of goods sold over a period not exceeding eighteen months.

    PROPERTY, PLANT AND EQUIPMENT
    Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets ranging from three to ten years. The building will be depreciated using the straight-line method over
    forty years.   When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in income for the period. The cost of maintenance and repairs is charged to income as incurred; costs relating to significant renewals and betterments are capitalized.

    INTANGIBLE ASSETS
    Intangible assets consist primarily of goodwill, trademarks, patents, debt issuance costs, and organization costs and are carried at cost less accumulated amortization. Goodwill is amortized on a straight-line basis over a period ranging from 15 to 40 years. Debt issuance costs and organization costs are amortized on a straight-line basis over the debt term and 5 years, respectively. Trademarks and patents are amortized on a straight-line basis over 7 to 20 years. The Company evaluates goodwill and other intangible assets for impairment by analyzing the operating results, trends and prospects of its acquired businesses as well as comparing them to competitors. Based upon these evaluations, the Company has determined that no impairment has occurred.

    ADVERTISING COSTS
    The Company expenses the cost of advertising when incurred. Sales materials, such as brochures and catalogues, are expensed as they are distributed or when they are determined to have no future use. Prepaid sales materials included in other current assets is $461,000 and $183,600 at March 31, 1996 and 1995, respectively. Advertising expense was $396,300 and $321,600 during the years ended March 31, 1996 and 1995, respectively.

STONE PRODUCTS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

    INCOME TAXES
    The Company records income taxes using the liability method which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities.

    FAIR VALUE OF FINANCIAL INSTRUMENTS
    The Company's financial instruments include long-term debt. The carrying amount of long-term debt approximates fair value at March 31, 1996 based on the current rates available to the Company for debt with similar terms.

    FINANCIAL STATEMENT PRESENTATION
    Certain reclassifications have been made to the financial statements at March 31, 1995 to conform with the March 31, 1996 presentation.


2.  ACCOUNTS RECEIVABLE

    Accounts receivable consists of the following:

                                                         MARCH 31,
                                                    1996           1995

         Trade accounts receivable               $7,137,200     $5,203,400
         Trade notes receivable                                    117,900
                                                  ----------     ----------
                                                  7,137,200      5,321,300
         Less sales discounts reserve              (156,000)      (130,000)
         Less allowance for doubtful accounts       (55,000)      (117,000)
                                                  ----------     ----------
                                                 $6,926,200     $5,074,300
                                                  ----------     ----------
                                                  ----------     ----------

STONE PRODUCTS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

3.  INVENTORIES

    Inventories consist of the following:

                                                          MARCH 31,
                                                     1996          1995

         Raw materials                             $633,300       $720,700
         Finished goods                           2,504,100      2,412,000
         Molds, net                               1,842,800      1,392,500
         Other                                      109,100        205,000
                                                  ----------     ----------
                                                 $5,089,300     $4,730,200
                                                  ----------     ----------
                                                  ----------     ----------
    Under the first-in, first-out (FIFO) method, which approximates current cost, total inventory would have approximated $4,709,400 and $4,307,500 at March 31, 1996 and 1995, respectively.


4.  OTHER CURRENT ASSETS

    Other current assets consist of the following:

                                                           MARCH 31,
                                                     1996            1995
         Worker's compensation insurance refund
           receivable                              $199,100       $146,900
         Due from employees                          13,500         24,800
         Due from shareholders                       81,600
         Income taxes refundable                    134,700
         Prepaid sales materials                    461,000        183,600
         Other                                      351,800        337,900
                                                  ----------     ----------
                                                 $1,241,700       $693,200
                                                  ----------     ----------
                                                  ----------     ----------

STONE PRODUCTS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

5.  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consist of the following:

                                                           MARCH 31,
                                                    1996             1995

         Leasehold improvements                    $673,000       $633,400
         Machinery and equipment                  3,729,200      2,136,100
         Mold masters                               944,700        863,700
         Vehicles                                    61,100         82,400
         Office equipment                           818,100        417,700
         Building                                   525,000
         Construction in progress                   314,500        361,000
                                                  ----------     ----------
                                                  7,065,600      4,494,300
         Less accumulated depreciation           (2,620,000)    (2,021,300)
                                                  ----------     ----------
                                                 $4,445,600     $2,473,000
                                                  ----------     ----------
                                                  ----------     ----------

6.  GOODWILL AND OTHER INTANGIBLE ASSETS, NET

    Intangible assets consist of the following:

                                                           MARCH 31,
                                                    1996             1995

         Goodwill                                $7,003,600     $7,003,600
         Debt issuance costs                        293,800        293,800
         Organization costs                         258,800        258,800
         Trademarks and patents                     108,300         93,700
                                                  ----------     ----------
                                                  7,664,500      7,649,900
         Less accumulated amortization           (1,278,700)      (981,400)
                                                  ----------     ----------
                                                 $6,385,800     $6,668,500
                                                  ----------     ----------
                                                  ----------     ----------

STONE PRODUCTS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

7.  OTHER ASSETS

    Other assets consist of the following:

                                                               MARCH 31,
                                                            1996        1995

    Investment in Perdura Stone                           $162,900    $162,900
    Workers' compensation insurance refund receivable                  193,100
    Other                                                   20,500      85,500
                                                          --------    --------
                                                          $183,400    $441,500
                                                          --------    --------
                                                          --------    --------

8.  DEBT

    Until August 1995, the Company had a financing arrangement with a bank which provided a working capital line of credit and two term loans. The working capital line of credit permitted borrowings up to a maximum of $5,500,000 at an interest rate of 1% above the bank's prime rate. The two term loans provided for borrowings up to $3,750,000 and $750,000, respectively, at interest rates of 7.75% and 1.5% above the bank's prime rate, respectively.

    In August 1995, the Company renegotiated the terms of the working capital line of credit and the $750,000 term loan. The terms of these new financing arrangements and the $3,750,000 term loan are described below.

    Under the new working capital line of credit, borrowings equal to the lesser of $5,500,000 or the borrowing base, consisting of 80% of qualifying accounts receivable and 36% of inventories up to a maximum of $1,000,000, are available. Interest, charged on the outstanding balance at .5% above the bank's prime rate (8.75% at March 31, 1996), is payable monthly. The Company's trade accounts receivables and inventories are pledged to secure any balances outstanding under the new arrangement. The Company had $3,028,600 outstanding under the line of credit at March 31, 1996.

    The $750,000 term loan was renegotiated to provide for $2,000,000 of available borrowings to finance capital equipment requirements. At the Company's option, interest is charged at either 3% above the bank's cost of funds, as defined, or .75% above the bank's prime rate (9% at March 31, 1996), and is payable monthly until maturity of the term loan on December 1, 1996. At March 31, 1996, the Company had $50,300 outstanding under this term loan.

    The $3,750,000 term loan requires monthly principal payments of $62,500 until maturity on August 31, 1998. Interest, charged at 7.75%, is payable monthly. Approximately 24,000 shares of the Company's issued and outstanding common stock and 51,000 shares of Series A convertible preferred stock are pledged to secure any balances outstanding. At March 31, 1996, the Company had $1,841,600 outstanding under this term loan.

STONE PRODUCTS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------
    Aggregate maturities under the term loan agreements are as follows:

      YEAR ENDING MARCH 31,

    1997                            $809,700
    1998                             758,900
    1999                             323,300
                                  ----------
                                  $1,891,900
                                  ----------
                                  ----------


    The financing arrangements contain covenants which require the Company to maintain certain minimum financial ratios. The Company was in compliance with these covenants at March 31, 1996.


9.  ACCRUED LIABILITIES

    Accrued liabilities consist of the following:

                                                            MARCH 31,
                                                     1996               1995

    Accrued management bonuses and payroll       $  882,000         $  723,400
    Accrued compensation expense                    430,000
    Vacation and sick pay                           363,600            277,100
    Accrued payroll taxes                           221,400            156,300
    Deferred income taxes - current portion         172,000            340,200
    Income taxes payable                                                32,600
    Accrued covenant not to compete                 185,000            175,000
    Other current liabilities                       109,000            144,100
                                                 ----------         ----------
                                                 $2,363,000         $1,848,700
                                                 ----------         ----------
                                                 ----------         ----------

10. SHAREHOLDERS' EQUITY

    The Series A preferred stock has equal voting rights with the Company's common stock and is convertible into common stock at the option of the shareholder. The holders of the preferred stock are entitled to receive non-cumulative dividends whenever funds are legally available and when the Board of Directors declares a dividend on the common stock. Each share of Series A convertible preferred stock is convertible to 2.4286 shares (subject to adjustment) of the Company's common stock and has a liquidation preference of $142.86 per share plus all declared and unpaid dividends.

STONE PRODUCTS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

    On May 23, 1995, the Company entered into a stock purchase agreement (the "Stock Agreement") with one of its customers, Kowa, a Japanese corporation, whereby Kowa acquired a ten percent equity interest in the Company for $2,463,700, net of issuance costs of $36,300. Pursuant to the Stock Agreement, Kowa acquired 8,888 shares of the Company's Series B convertible preferred stock. The Series B preferred stock has equal voting rights with the Company's common stock and is convertible into common stock at the option of the shareholder. The holders of the preferred stock are entitled to receive noncumulative dividends whenever funds are legally available and when the Board of Directors declares a dividend on the common stock. Each share of Series B convertible preferred stock is convertible to 2.002 shares of the Company's common stock, subject to adjustment under certain conditions, and has a liquidation preference of $281.28 per share plus all declared and unpaid dividends. Sales to Kowa were $3,487,100 and $1,746,000 during fiscal 1996 and 1995, respectively, and accounts receivable at March 31, 1996 were $539,800.

    The liquidation preference of the holders of Series A and Series B convertible preferred stock are equal in rank. The Series A and Series B preferred stock will be automatically converted into common stock upon the consummation of the sale of the Company's common stock (Note 15) or upon the approval of the majority of holders of outstanding preferred stock.


11. INCOME TAXES

    The provision for income taxes consists of the following:

                                                      YEAR ENDED MARCH 31,
                                                    1996               1995
    Current:
      Federal                                    $1,073,500         $  637,000
      State                                         238,200            186,600
                                                 ----------         ----------

                                                  1,311,700            823,600
                                                 ----------         ----------

    Deferred:
      Federal                                      (155,200)            40,900
      State                                          (9,500)            (8,300)
                                                 ----------         ----------
                                                   (164,700)            32,600
                                                 ----------         ----------

                                                 $1,147,000         $  856,200
                                                 ----------         ----------
                                                 ----------         ----------

STONE PRODUCTS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

    Deferred tax assets and liabilities consist of the following:

                                                            MARCH 31,
                                                     1996               1995
    Deferred tax assets                          $  473,500         $  273,400
    Deferred tax liabilities                       (750,600)          (715,200)
                                                 ----------         ----------

       Net deferred tax liability                $ (277,100)        $ (441,800)
                                                 ----------         ----------
                                                 ----------         ----------


The net deferred income tax liability consists of the following:

                                                        MARCH 31,
                                                 1996               1995

LIFO inventories                              $(646,800)         $(615,000)
Depreciation                                   (103,800)          (100,200)
                                             -----------        -----------

Gross deferred tax liabilities                 (750,600)          (715,200)
                                             -----------        -----------

Sales discount provision                         67,100             56,300
Accrued vacation and sick pay                    83,800             46,300
Accrued compensation                            186,300
State income taxes                               97,300             82,500
Bad debt reserve                                 20,800             47,600
Other                                            18,200             40,700
                                             -----------        -----------

Gross deferred tax assets                       473,500            273,400
                                             -----------        -----------

  Net deferred tax liability                  $(277,100)         $(441,800)
                                             -----------        -----------
                                             -----------        -----------


The provision for income taxes differs from the amount computed by applying the applicable U.S. statutory federal income tax rate to pretax income as a result of the following differences:


                                                     YEAR ENDED MARCH 31,
                                                  1996                   1995

Federal income taxes at
  the U.S. statutory rate                          34.0%                34.0%

State income taxes, net of
  federal income tax benefit                        5.4                  5.8

Amortization of goodwill                            2.1                  2.9

Other                                              (0.8)                (0.3)
                                               ---------            ---------
                                                   40.7%                42.4%
                                               ---------            ---------
                                               ---------            ---------

12. EMPLOYEE BENEFIT PLANS

    SAVINGS PLAN
    The Company adopted a 401(k) Savings Plan (the "Savings Plan") on October 1, 1991. The Savings Plan covers substantially all employees who have achieved one year of service. The Company matches employee contributions to a maximum of 4% of the employees' compensation. Company contributions to the Savings Plan were $176,400 and $151,700 for the years ended March 31, 1996 and 1995, respectively.

    LONG-TERM INCENTIVE PLAN
    The Company has a Long-term Incentive Compensation Plan (the "Incentive Plan") which provides for the award of units, representing hypothetical investments in shares of the Company's common stock, to former shareholders and certain current employees. Awards are based upon increases in the estimated fair value of the Company, as determined by the Board of Directors. The units vest over a five year period and are payable at retirement, death or at the date of any sale of the Company.

    As of March 31, 1996, the Company had awarded 6 units in connection with the Incentive Plan. These units are 80% vested as of March 31, 1996. Compensation expense related to these awards was approximately $430,000 during fiscal 1996. Compensation expensed related to these awards was not significant during fiscal 1995.

    The value of these units increases upon any sale of the Company, as defined in the Incentive Plan agreement. On June 5, 1996, the Company's shareholders entered into a stock purchase agreement with a third party to sell the capital stock of the Company for $48,500,000 (Note 15).
    Management estimates that approximately $2.2 million will be payable to holders of these units upon closing of the stock purchase agreement.


13. COMMITMENTS AND CONTINGENCIES

    LEASES
    The Company leases its principal facility from a former shareholder under a non-cancelable operating lease which extends through June 30, 2001 and contains a renewal option for two five-year periods. Under the terms of the lease, the Company pays rent totaling approximately $516,000 annually. The Company leases a building in Sacramento, California under a non-cancelable operating lease which extends through April 1997. Under the terms of the lease, annual rent of $25,000 is paid quarterly in arrears.

    Total rental expense for the years ended March 31, 1996 and 1995 totaled $718,700 and $681,000, respectively.

STONE PRODUCTS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

    At March 31, 1996, aggregate future minimum lease commitments under non-cancelable operating leases are as follows:

     YEAR ENDING MARCH 31,

            1997                                 $  709,800
            1998                                    576,800
            1999                                    564,100
            2000                                    564,100
            2001                                    146,100
                                                 ----------
                                                 $2,560,900
                                                 ----------
                                                 ----------

    PURCHASE COMMITMENTS
    In March 1996, the Company entered into a purchase commitment of $252,000 for production equipment to expand its manufacturing facility located in Napa, California.

    LITIGATION
    The Company is subject to litigation in the ordinary course of business.
    In the opinion of management, there is no existing litigation that would have a material adverse effect on the Company's financial position, results of operations or cash flows.

14. SUPPLEMENTAL CASH FLOW INFORMATION

                                                      YEAR ENDED MARCH 31,
                                                    1996               1995
    Cash payments for:
      Interest                                   $  322,700         $  507,600
                                                 ----------         ----------
                                                 ----------         ----------

      Income taxes                               $1,479,000           $978,200
                                                 ----------         ----------
                                                 ----------         ----------

    SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES
    The Company acquired all of the outstanding capital stock of Carriage Hill Stone Company for $300,000 in March 1995. In conjunction with the acquisition, assets were acquired and liabilities were assumed as follows:

      Estimated fair value of assets acquired    $  729,600
      Cash paid for the capital stock              (300,000)
                                                 ----------
      Liabilities assumed                        $  429,600
                                                 ----------
                                                 ----------

STONE PRODUCTS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

15. SUBSEQUENT EVENT

    On June 5, 1996, the Company's shareholders entered into a stock purchase agreement with a third party, Fibreboard Corporation ("Fibreboard"), whereby Fibreboard will purchase all of the capital stock of the Company for $48,500,000, less certain costs, as defined, including amounts payable under the Incentive Plan (Note 12). The purchase price is subject to an adjustment to the extent that shareholders' equity at June 30, 1996 differs from $13,957,000. The purchase is expected to close on July 1, 1996.

                                FIBREBOARD CORPORATION
                           Pro Forma Combined Balance Sheet
               Reflecting the Acquisition of Stone Products Corporation
                                 As of March 31, 1996
                                     (Unaudited)
                                      (in 000's)


                                                      Fibreboard         Stone      Pro forma            Adj.      Pro forma
                                                     Corporation       Products    Adjustments           Key        Combined
                                                     -----------       --------    -----------           ----      ---------
Current assets:
  Cash                                                    41,438             20                                       41,458
  Receivables                                             49,716          6,926            429             (1)        57,071
  Current portion notes receivable                         2,042                                                       2,042
  Inventories                                             62,534          5,089          1,312           (1,2)        68,935
  Other current assets                                    15,879          1,242         (1,402)          (1,6)        15,719
                                                     -----------       --------    -----------                     ---------
      Total current assets                               171,609         13,277            339                       185,225
Property, plant and equipment, net                       100,544          4,446            741             (3)       105,731
Notes receivable                                           6,007                                                       6,007
Goodwill                                                  90,211          6,386         33,819             (4)       130,416
Other assets                                              17,176            183             93             (1)        17,452
                                                     -----------       --------    -----------                     ---------
      Total operating assets                             385,547         24,292         34,992                       444,831
Asbestos-related assets                                  825,804                                                     825,804
                                                     -----------       --------    -----------                     ---------

      Total assets                                     1,211,351         24,292         34,992                     1,270,635
                                                     -----------       --------    -----------                     ---------
                                                     -----------       --------    -----------                     ---------
Current liabilities:
  Notes payable to bank                                    1,760          3,028         (3,028)            (5)         1,760
  Current portion of debt                                  1,344            810           (810)            (5)         1,344
  Accounts payable and accruals                           64,843          5,635           (172)            (1)        70,306
  Reserve for asbestos-related costs                       2,700                                                       2,700
                                                     -----------       --------    -----------                     ---------
      Total current liabilities                           70,647          9,473         (4,010)                       76,110

Long-term debt                                            29,356          1,082         52,338             (5)        82,776
Reserve for asbestos-related costs                         8,245                                                       8,245
Other long-term liabilities                               11,881                                                      11,881
Deferred income taxes                                     13,986            105            296             (6)        14,387
                                                     -----------       --------    -----------                     ---------
      Total operating liabilities                        134,115         10,660         48,624                       193,399
Minority interest                                            191                                                         191
Asbestos-related liabilities                             831,401                                                     831,401
Stockholders' equity                                     245,644         13,632        (13,632)            (7)       245,644
                                                     -----------       --------    -----------                     ---------
      Total liabilities and stockholders' equity       1,211,351         24,292         34,992                     1,270,635
                                                     -----------       --------    -----------                     ---------
                                                     -----------       --------    -----------                     ---------



                               See accompanying notes.

                                FIBREBOARD CORPORATION
                         Pro Forma Combined Income Statement
               Reflecting the Acquisition of Stone Products Corporation
                             Year Ended December 31, 1995
                                     (Unaudited)
                          (in 000's, except per share data)


                                            Fibreboard         Stone      Pro forma            Adj.      Pro forma
                                           Corporation       Products    Adjustments           Key        Combined
                                           -----------       --------    -----------           ----      ---------
Net sales                                      380,806         34,154                                      414,960

Cost of sales                                 (278,556)       (18,742)           (72)            (a)      (297,370)
                                           -----------       --------    -----------                      ---------
Gross margin                                   102,250         15,412            (72)                      117,590

Selling and administrative costs               (76,909)       (12,109)                                     (89,018)

Goodwill amortization                           (2,370)          (181)        (1,159)            (a)        (3,710)

Asbestos-related items                           4,000                                                       4,000

Interest expense, net                           (6,476)          (333)        (3,451)            (b)       (10,260)

Interest and other income                        3,101             32                                        3,133
                                           -----------       --------    -----------                     ---------
Income from continuing operations
      before income taxes                       23,596          2,821         (4,682)                       21,735

Income taxes                                    (9,072)        (1,147)         1,355             (c)        (8,864)
                                           -----------       --------    -----------                     ---------
Income from continuing operations               14,524          1,674         (3,327)                       12,871
                                           -----------       --------    -----------                     ---------
                                           -----------       --------    -----------                     ---------
Earnings per share from continuing
      operations:                                 1.62                                                        1.43
                                           -----------       --------    -----------                     ---------
                                           -----------       --------    -----------                     ---------
Common equivalent shares outstanding:            8,979                                                       8,979



                               See accompanying notes.

                                FIBREBOARD CORPORATION
                         Pro Forma Combined Income Statement
               Reflecting the Acquisition of Stone Products Corporation
                          Three Months Ended March 31, 1996
                                     (Unaudited)
                          (in 000's, except per share data)


                                            Fibreboard         Stone      Pro forma            Adj.      Pro forma
                                           Corporation       Products    Adjustments           Key        Combined
                                           -----------       --------    -----------           ----      ---------
Net sales                                      111,112          9,302                                      120,414

Cost of sales                                  (77,036)        (5,226)           (18)            (a)       (82,280)
                                           -----------       --------    -----------           ----      ---------
Gross margin                                    34,076          4,076            (18)                       38,134

Selling and administrative costs               (24,340)        (3,651)                                     (27,991)

Goodwill amortization                             (770)           (45)          (290)            (a)        (1,105)

Interest expense, net                             (622)           (73)          (806)            (b)        (1,501)

Interest and other income                          284              7                                          291
                                           -----------       --------    -----------           ----      ---------
Income before income taxes                       8,628            314         (1,114)                        7,828

Income taxes                                    (3,451)           (89)           275             (c)        (3,265)
                                           -----------       --------    -----------           ----      ---------
Net income                                       5,177            225           (839)                        4,563
                                           -----------       --------    -----------           ----      ---------
                                           -----------       --------    -----------           ----      ---------
Earnings per share:                               0.58                                                        0.51

Common equivalent shares outstanding:            8,883                                                       8,883


                               See accompanying notes.

                                FIBREBOARD CORPORATION
                   Notes to Pro Forma Combined Financial Statements
               Reflecting the Acquisition of Stone Products Corporation
                                     (Unaudited)
                                      (In 000's)



1.  Principles of Presentation:

On July 1, 1996 Fibreboard Corporation (Fibreboard) acquired all of the outstanding stock of Stone Products Corporation (Stone), a manufacturer of stone building products for $48,500 in cash, subject to purchase price adjustments and the assumption of debt. The allocation of purchase price resulted in goodwill of approximately $40,200 which will be amortized over 30 years.

The unaudited pro forma combined balance sheet as of March 31, 1996 gives effect to the transaction as though it had occurred on March 31, 1996 and is based on the historical balance sheet of Fibreboard as of March 31, 1996 and the historical balance sheet of Stone as of March 31, 1996.

The unaudited pro forma combined income statements for the year ended December 31, 1995 and the three months ended March 31, 1996 give effect to the transaction as though it had occurred on January 1, 1995 and January 1, 1996. The pro forma combined income statements are based on the historical income statements of Fibreboard for the year ended December 31, 1995 and for the three months ended March 31, 1996, and the historical income statements of Stone for the year ended March 31, 1996 and the three months ended March 31, 1996. In addition, certain amounts contained in the financial statements of Stone have been reclassified to conform with Fibreboard's presentation.

The unaudited pro forma combined financial statements give effect to the acquisition transaction using the purchase method of accounting and the adjustments described in Note 2.

Because the pro forma statements include only the adjustments described in Note 2, they should not be considered indicative of the results that would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. No attempt has been made to quantify in the pro forma statements additional costs which may be incurred as a result of the combination.

The pro forma statements should be read in conjunction with the consolidated financial statements of Fibreboard and Stone.

                                FIBREBOARD CORPORATION
                   Notes to Pro Forma Combined Financial Statements
               Reflecting the Acquisition of Stone Products Corporation
                                     (Unaudited)
                                      (In 000's)


2.  Pro Forma Adjustments:

The following adjustments are incorporated in the pro forma combined income statements:

                                     Inc/(Dec) Reported    Inc/(Dec) Reported
                                             Year Ended         Quarter Ended

                                               12/31/95               3/31/96
                                               --------               -------
a. Adjust depreciation and
amortization to reflect revised basis of
property, plant and equipment and               (1,231)                 (308)
revised goodwill amortization.


b. Adjust interest expense to reflect
the acquisition as if it had been
purchased with Fibreboard's credit              (3,451)                 (806)
facility at rates which would have
been in effect.


c. Adjust income tax provision to
consider items a. and b. above.                   1,355                   275


The following adjustments are incorporated in the pro forma combined balance sheet:

1.  Reclass amounts to conform with Fibreboard's presentation.
2.  Adjust inventories to net realizable value.
3.  Adjust property, plant and equipment to appraised fair market value.
4. Adjust goodwill to reflect the excess of the purchase price of Stone over the net assets acquired.
5. Adjust debt to reflect the acquisition as though financed with Fibreboard's credit facility and the payment of Stone's outstanding indebtedness subsequent to acquisition.
6. Adjust deferred income taxes to reflect the increase in the financial basis of assets acquired as compared to their tax basis.
7.  Adjust stockholders' equity to reflect Stone as a wholly-owned subsidiary.

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-60412, No. 33-26449 and No. 33-26450) of
Fibreboard Corporation of our report dated June 12, 1996 relating to the consolidated financial statements of Stone Products Corporation appearing on page 4 of this Form 8-K/A.



/s/ PRICE WATERHOUSE LLP
San Francisco, California
August 8, 1996